Exhibit 5.1

811 Main Street, Suite 3700
Houston, TX 77002
Tel: +1.713.546.5400 Fax: +1.713.546.5401 www.lw.com

FIRM / AFFILIATE OFFICES
	Beijing	Moscow
	Boston	Munich
	Brussels	New York
	Century City	Orange County
	Chicago	Paris
	Dubai	Riyadh
September 28, 2018	Düsseldorf	Rome
	Frankfurt	San Diego
	Hamburg	San Francisco
	Hong Kong	Seoul
	Houston	Shanghai
	London	Silicon Valley
	Los Angeles	Singapore
	Madrid	Tokyo
	Milan	Washington, D.C.

Sunoco LP

Sunoco Finance Corp.

8111 Westchester Drive, Suite 400

Dallas, Texas 75225

Re:

$1,000,000,000 Aggregate Principal Amount of 4.875% Senior Notes due 2023 and Related Guarantees, $800,000,000 Aggregate Principal Amount of 5.500% Senior Notes due 2026 and Related Guarantees and $400,000,000 Aggregate Principal Amount of 5.785% Senior Notes due 2028 and Related Guarantees

Ladies and Gentlemen:

We have acted as special counsel to Sunoco LP, a Delaware limited partnership (the “Partnership”), and Sunoco Finance Corp., a Delaware corporation (“Finance Corp.” and, together with the Partnership, the “Issuers”), in connection with the issuance by the Issuers of (i) up to $1,000,000,000 aggregate principal amount of 4.875% Senior Notes due 2023 (the “2023 Notes”) and the guarantees of the 2023 Notes (the “2023 Notes Guarantees”), (ii) $800,000,000 aggregate principal amount of 5.500% Senior Notes due 2026 (the “2026 Notes”) and the guarantees of the 2026 Notes (the “2026 Notes Guarantees”) and (iii) $400,000,000 aggregate principal amount of 5.875% Senior Notes due 2028 (the “2028 Notes” and, together with the 2023 Notes and the 2026 Notes, the “Notes”) and the guarantees of the 2028 Notes (the “2028 Notes Guarantees” and, together with the 2023 Notes Guarantees and the 2026 Notes Guarantees, the “Guarantees”) by the entities set forth on Exhibit 1 hereto (the “Guarantors” and, excluding Allied Energy Company LLC, an Alabama limited liability company, Aloha Petroleum Ltd., a Hawaii corporation, and Sunoco Retail LLC, a Pennsylvania limited liability company, the “Covered Guarantors”), issued under an Indenture dated as of January 23, 2018 by and among the Issuers, the Guarantors and U.S. Bank National Association, as trustee (the “Indenture”), pursuant to a registration statement on Form S-4 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on September 28, 2018 (the “Registration Statement”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the related prospectus (the “Prospectus”), other than as expressly stated herein with respect to the issue of the Notes and the Guarantees.

September 28, 2018

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter, including the Amended and Restated Certificate of Limited Partnership of the Partnership, and the First Amended and Restated Agreement of Limited Partnership of Sunoco LP dated September 25, 2012, as amended, and the certificate of formation, limited liability company agreement, certificate of formation or bylaws, as applicable, of Finance Corp. and each Covered Guarantor, each of which, with your consent, we have assumed is (i) a valid and binding agreement of the parties thereto, enforceable in accordance with the plain meaning of its terms, (ii) in full force and effect, and (iii) the entire agreement of the parties pertaining to the subject matter thereof, and certain resolutions of the board of directors, board of managers or managing member, as applicable, of each Issuer and Covered Guarantor. With your consent, we have also relied upon certificates and other assurances of officers of the general partner of the Partnership and others as to factual matters without having independently verified such factual matters. We are opining herein as to the internal laws of the State of New York, the Texas Business Organizations Code, the Delaware General Corporation Law, the Delaware Limited Liability Company Act and the Delaware Revised Uniform Limited Partnership Act, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware and Texas, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state. Various matters of Hawaii, Alabama and Pennsylvania law are addressed in the opinions of Cades Schutte LLP, Bradley Arant Boult Cummings LLP and Drinker Biddle & Reath LLP, respectively, and are also filed as exhibits to the Registration Statement. We express no opinion with respect to those matters herein, and to the extent elements of those opinions are necessary to the conclusions expressed herein, we have, with your consent, assumed such matters.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, the Notes and the Notes Guarantees have been authorized by all necessary corporate, limited liability company or limited partnership action, as applicable, of the Issuers and the Covered Guarantors and, when the Notes have been duly executed, issued, authenticated and delivered by or on behalf of the Issuers in accordance with the terms of the Indenture and the exchange offers described in the Prospectus, the Notes and the Notes Guarantees will be legally valid and binding obligations of the Issuers and the Guarantors, respectively, enforceable against the Issuers and the Guarantors in accordance with their terms.

Our opinion is subject to: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) we express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other

September 28, 2018

economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies, or judicial relief, (c) the waiver of rights or defenses contained in Section 4.06 of the Indenture, (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy and (e) the severability, if invalid, of provisions to the foregoing effect.

With your consent, we have assumed (a) that the Indenture and the Notes (collectively, the “Documents”) have been duly authorized, executed and delivered by the parties thereto other than the Issuers and the Covered Guarantors, (b) that the Documents constitute legally valid and binding obligations of the parties thereto other than the Issuers and Guarantors, enforceable against each of them in accordance with their respective terms, and (c) that the status of the Documents as legally valid and binding obligations of the parties is not affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders, or (iii) failures to obtain required consents, approvals or authorizations from, or make required registrations, declarations or filings with, governmental authorities.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP

September 28, 2018

Exhibit 1

GUARANTORS

Delaware Entities

Aloha Petroleum LLC

Direct Fuels LLC

ETC M-A Acquisition LLC

Sunmarks, LLC

Sunoco, LLC

Sunoco Property Company LLC

Texas Entity

Stripes LLC

Hawaii Entity

Aloha Petroleum, Ltd.

Alabama Entity

Allied Energy Company LLC

Pennsylvania Entity

Sunoco Retail LLC